                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        THERMADYNE HOLDINGS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                        THERMADYNE HOLDINGS CORPORATION
                             101 SOUTH HANLEY ROAD
                           ST. LOUIS, MISSOURI 63105

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 1997

                             ---------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), will be held on Thursday, April 24, 1997, at 10:00 a.m., local time, at the Saint Louis Club, 7701 Forsyth Boulevard, St. Louis, Missouri 63105, for the following purposes:

     1. To elect two Class I directors for terms expiring in 2000;

     2. To consider and act upon a proposal to increase the number of shares of the Company's common stock available and reserved for delivery pursuant to the Thermadyne Holdings Corporation 1996 Employee Stock Option Plan from 300,000 to 800,000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 28, 1997, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of such shareholders will be maintained at the office of the Corporate Secretary of the Company at 101 South Hanley Road, St. Louis, Missouri 63105, during the ten-day period prior to the date of the meeting and will be available for inspection by shareholders, for any purpose germane to the meeting, during ordinary business hours of the Company.

     We hope you will be represented at the meeting by signing, dating and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

                                            By Order of the Board of Directors,

                                            STEPHANIE N. JOSEPHSON
                                            Corporate Secretary

March 20, 1997

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                        THERMADYNE HOLDINGS CORPORATION
                             101 SOUTH HANLEY ROAD
                           ST. LOUIS, MISSOURI 63105
                                 (314) 721-5573
                             ---------------------

                                PROXY STATEMENT
                                 MARCH 20, 1997
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is being sent by the Board of Directors of Thermadyne Holdings Corporation (the "Board of Directors"), a Delaware corporation (the "Company"), to the holders of common stock, par value $.01 per share, of the Company (the "Common Stock"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, April 24, 1997, at the Saint Louis Club, 7701 Forsyth, St. Louis, Missouri 63105, and at any and all adjournments thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Corporate Secretary of the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the Class I director nominees recommended by the Board of Directors, FOR the amendment to the Thermadyne Holdings Corporation 1996 Employee Stock Option Plan (the "Employee Stock Option Plan") increasing the number of shares of Common Stock available and reserved for delivery thereunder from 300,000 to 800,000, and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement and of soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited in person, or by telephone, facsimile transmission or otherwise by officers, directors and regular employees of the Company, none of whom will receive additional compensation for those services. The total cost of this proxy solicitation, including the costs represented by salaries and wages of regular employees and officers who may assist in such solicitation, is expected to be approximately equal to an amount normally expended by the Company for a solicitation for an election of directors in the absence of a contest. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding those materials in accordance with customary practice. Your cooperation in promptly signing, dating and returning the enclosed proxy card will help to avoid additional expense.

     At February 28, 1997, the Company had 11,022,311 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only shareholders of record at the close of business on February 28, 1997, will be entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed to shareholders of the Company on or about March 20, 1997.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                         AND PRINCIPAL HOLDERS THEREOF

DIRECTORS AND OFFICERS

     The following table sets forth, as of February 28, 1997, the number of shares of Common Stock beneficially owned by the directors, director nominees and the executive officers named in the Summary Compensation Table (see "Executive and Director Compensation -- Summary Compensation Table"), and the directors and executive officers of the Company as a group. Other than as set forth below, no director, director nominee or executive officer of the Company is the beneficial owner of any shares of Common Stock. The Company believes that, unless otherwise noted, each person shown in the following table has sole voting and sole investment power with respect to the shares indicated.

                                          BENEFICIAL OWNERSHIP OF
                                               COMMON STOCK
                                          -----------------------
                NAME OF                    NUMBER      PERCENT OF
            BENEFICIAL OWNER              OF SHARES     CLASS(1)
            ----------------              ---------    ----------
Randall E. Curran(2)....................   255,999        2.3%
Richard L. Berger(3)....................    11,000          *
Fletcher L. Byrom(4)....................     6,000          *
Henry L. Druker(4)......................     6,000          *
Talton R. Embry(5)......................    64,106          *
Charles F. Moran(4).....................     6,000          *
James H. Tate(6)........................    60,459          *
Stephanie N. Josephson(7)...............    14,193          *
Thomas C. Drury(8)......................    12,259          *
Robert D. Maddox(9).....................     8,968          *
All directors and executive officers as
  a group (10 persons)(10)..............   441,984        3.9%

---------------

  *  Represents less than 1 percent.

 (1) Based on 11,022,311 shares of Common Stock outstanding and calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of February 28, 1997, 43,163 shares of such 11,022,311 shares of Common Stock were held by the Company's disbursing agent pending disbursement pursuant to the terms of the Company's plan of reorganization.

 (2) Includes 244,000 shares of Common Stock issuable to Mr. Curran upon the exercise of vested stock options or stock options which will vest within 60 days.

 (3) Includes 6,000 shares of Common Stock issuable to Mr. Berger upon the exercise of vested stock options.

 (4) Represents shares of Common Stock issuable only upon the exercise of vested stock options.

 (5) Mr. Embry possesses sole voting and investment power with respect to 3,800 shares directly owned and exercises voting and/or investment control with respect to 2,216 shares owned by his minor children, 600 shares owned by two trusts for the benefit of family members of which Mr. Embry serves as trustee, and 850 shares owned by his wife (collectively, the "Relative Shares"). Mr. Embry, as trustee of four pension trusts for the benefit of current and former employees (the "Employee Benefit Plans") of Magten Asset Management Corp. ("Magten"), exercises voting and/or investment power with respect to 56,640 shares owned by the Employee Benefit Plans (collectively, the "Magten Shares"). Also, as disclosed below under "-- Principal Shareholders," Magten and Mr. Embry may be deemed to beneficially own 3,563,573 shares of Common Stock which are owned by investment advisory clients of Magten (the "Investment Advisory Shares"). Although Mr. Embry may be deemed to beneficially own the Relative Shares, the Magten Shares and the Investment Advisory Shares, Mr. Embry disclaims beneficial ownership of such shares.

 (6) Includes 53,500 shares of Common Stock issuable to Mr. Tate upon the exercise of vested stock options or stock options which will vest within 60 days.

 (7) Includes 11,000 shares of Common Stock issuable to Ms. Josephson upon the exercise of vested stock options or stock options which will vest within 60 days.

 (8) Includes 11,000 shares of Common Stock issuable to Mr. Drury upon the exercise of vested stock options or stock options which will vest within 60 days.

 (9) Includes 5,000 shares of Common Stock issuable to Mr. Maddox upon the exercise of vested stock options.

(10) Includes 348,500 shares of Common Stock issuable upon the exercise of vested stock options or stock options which will vest within 60 days.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information about persons who have advised the Company that they beneficially owned more than 5% of the outstanding shares of Common Stock as of December 31, 1996, unless otherwise noted below. Except as otherwise indicated, the Company believes that the persons identified below have sole voting power and sole investment power with respect to the shares indicated.

                                          BENEFICIAL OWNERSHIP OF
                                               COMMON STOCK
                                          -----------------------
          NAME AND ADDRESS OF             NUMBER OF    PERCENT OF
            BENEFICIAL OWNER               SHARES       CLASS(1)
          -------------------             ---------    ----------
Magten Asset Management Corp.
  35 East 21st Street
  New York, NY 10010(2).................  3,563,573       32.3%
FMR Corp.
  82 Devonshire Street
  Boston, MA 02109(3)...................  2,439,020       22.1%
General Motors Parties
  767 Fifth Avenue
  New York, NY 10153(4).................  1,701,125       15.4%
Dean Witter, Discover & Co.
  Two World Trade Center, 72nd Floor
  New York, NY 10048(5).................  1,618,574       14.7%
Whippoorwill Associates, Inc.
  11 Martine Avenue
  White Plains, NY 10606(6).............  1,530,918       13.9%
Hughes Master Retirement Trust
  P.O. Box 2458
  Culver City, CA 90231-2458(7).........    640,000        5.8%

---------------

(1) Based on 11,022,311 shares of Common Stock outstanding. As of February 28, 1997, 43,163 shares of such 11,022,311 shares of Common Stock were held by the Company's disbursing agent pending disbursement pursuant to the terms of the Company's plan of reorganization.

(2) The following information is based on a Schedule 13G, dated July 25, 1996, as amended on September 25, 1996, filed with the Securities and Exchange Commission (the "Commission") by Magten, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). Magten has sole voting power over none of the shares, shared voting power over 3,044,573 of the shares, sole investment power over none of the shares and shared investment power over all of the shares beneficially owned by it. Magten's investment advisory clients have the right to receive dividends on the Common Stock beneficially owned by Magten, and each of two clients, General Motors Employees Domestic Group Pension Trust and Bankers Trust as Trustee for the Hughes Master Retirement Trust, has such an interest with respect to more than 5% of the outstanding shares of Common Stock.

(3) The following information is based on a Schedule 13G, dated February 14, 1997, filed with the Commission by FMR Corp., Edward C. Johnson 3d, Abigail
    P. Johnson, Fidelity Management & Research Company ("Fidelity"), and Fidelity Capital & Income Fund. Fidelity, an investment adviser registered under the Investment Advisers Act, provides investment advisory services to several registered investment companies and, accordingly, may be deemed to beneficially own 2,439,020 shares of Common Stock held by those investment companies (the "Fidelity Funds"). One of these investment companies, Fidelity Capital & Income Fund, beneficially owns 2,424,935 shares of Common Stock. Fidelity is a wholly owned subsidiary of FMR Corp. and, therefore, FMR Corp. may be deemed to be the beneficial owner of the shares beneficially owned by Fidelity. Edward C. Johnson 3d, Chairman of FMR Corp., Abigail P. Johnson and various of their family members and their trusts control FMR Corp. and, therefore, may be deemed to be the beneficial owners of the shares shown in the table above. Each of Mr. Johnson, FMR Corp., through its control of Fidelity, and the Fidelity Funds has sole power to dispose of the 2,439,020 shares owned by the Fidelity Funds. Voting power with respect to such shares resides with the Boards of Trustees of the various Fidelity Funds. Fidelity votes the shares under written guidelines established by these Boards.

(4) The following information is based on a Schedule 13G, dated February 9, 1996, filed with the Commission by General Motors Employees Domestic Group Pension Trust (the "GM Trust") and General Motors Investment Management Corporation ("GMIMCo" and, together with the GM Trust, the "General Motors Parties"), and information provided by Magten. The GM Trust is a trust formed under and for the benefit of certain employee benefit plans ("Plans") of General Motors Corporation ("GM") and its subsidiaries. GMIMCo is registered as an investment adviser under the Investment Advisers Act. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of the Plans and of certain direct and indirect subsidiaries of GM and associated entities. Subject to certain limitations, GMIMCo has the responsibility to select and terminate investment managers with respect to the Plans. Two investment managers acting with respect to the Plans are Magten and Fidelity Management Trust Company (the "External Managers"). The External Managers have discretionary authority over the assets of the Plans which they manage including voting and investment power with respect to the shares of Common Stock included among such assets. Each of the General Motors Parties has shared power to vote and shared investment power over 1,701,125 shares of Common Stock.

(5) The following information is based on a Schedule 13G, dated February 13, 1997, filed with the Commission by Dean Witter, Discover & Co., Dean Witter InterCapital Inc. and Dean Witter Reynolds Inc. Dean Witter InterCapital Inc. is an investment adviser registered under the Investment Advisers Act. The shares reflected in the table are managed (with shared voting and investment power) by Dean Witter InterCapital Inc. and held by various investment companies for which it provides investment advice.

(6) The following information is based on a Schedule 13G, dated January 31, 1997, filed with the Commission by Whippoorwill Associates, Inc. ("Whippoorwill"). Whippoorwill is an investment adviser registered under the Investment Advisers Act. Clients of Whippoorwill have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock beneficially owned by Whippoorwill. Whippoorwill has shared voting power and shared investment power with respect to all of the shares of Common Stock beneficially owned by it.

(7) The following information has been obtained from Magten, as External Manager of shares held by the Hughes Master Retirement Trust. Bankers Trust, as Trustee of the Hughes Master Retirement Trust, has shared power to vote and shared investment power over 640,000 shares of Common Stock.

                     PROPOSAL FOR THE ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of two Class I directors for terms expiring in 2000.

     It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the two nominees listed below, unless instructions to the contrary are given therein. These nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for either or both of the nominees, it is intended that the attorneys-in-fact will vote FOR such substitute nominee(s) as the Board of Directors may designate. All directors elected at the Annual Meeting will hold office for their respective terms and until their respective successors are elected and qualified.

     The persons named below have been nominated for election as Class I directors. Each nominee presently serves as a Class I director of the Company. Also listed below are each of the Class II and Class III directors whose terms will continue after the Annual Meeting.

CLASS I DIRECTOR NOMINEES -- TERM EXPIRES 2000

     FLETCHER L. BYROM, Age 78
     Director

     Mr. Byrom has been a Director of the Company since February 1994. Since June 1996, Mr. Byrom has served as President and Chief Executive Officer of Micasu Corporation. Mr. Byrom previously served as Chairman of the Board and Chief Executive Officer of Standard Brands Paint Company, a retail paint and floor covering company, from 1993 to 1995, and Adience, Inc., a manufacturer of refractory bricks, from 1993 to 1994. From 1982 to 1993, Mr. Byrom was a consultant to, and a member of the boards of, several multinational corporations. In 1982, Mr. Byrom retired as Chairman of the Board and Chief Executive Officer of Koppers Company, Inc., where he had worked since 1967. Mr. Byrom presently serves on the boards of directors of PureCycle Corporation and Micasu Corporation.

     CHARLES F. MORAN, Age 67
     Director

     Mr. Moran has been a Director of the Company since February 1994. Mr. Moran retired as Senior Vice President, Administration of Sears Roebuck and Company in December 1993, having served in that capacity since August 1989. From 1954 to 1989, Mr. Moran served in various executive and managerial positions with Sears Roebuck and Company, including Senior Vice President and Chief Information Officer from 1988 to 1989, Senior Executive Vice President and Chief Administrative Officer, Dean Witter Financial Services from 1986 to 1987, President, Sears World Trade, Inc. from 1984 to 1986, Vice President, Corporate Planning from 1982 to 1984 and Vice President, Operating from 1980 to 1982. Mr. Moran presently serves on the boards of directors of Donnelley Enterprise Solutions, Inc., SPS Transaction Services, Inc., West Side Affordable Housing, Inc. and Hurley State Bank.

CLASS II DIRECTORS -- TERM EXPIRES 1998

     RICHARD L. BERGER, Age 57
     Director

     Mr. Berger has been a Director of the Company since February 1994. Mr. Berger is a private investor and consultant, having previously served as President of Cinetropolis, a division of Iwerks Entertainment, from 1992 until July 1993. From 1985 to 1991, Mr. Berger was with MGM/UA Communications Co. and served as President of the Film Group from 1989 to 1991 and Executive Vice President of Production from 1985 to 1989. From 1983 to 1985, Mr. Berger was President of Walt Disney Pictures at Walt Disney Productions. Prior to 1983, Mr. Berger held various executive positions at CBS, Twentieth Century Fox Television and Twentieth Century Fox Features. Mr. Berger presently serves on the board of directors of Calypso Ltd.

     HENRY L. DRUKER, Age 43
     Director

     Mr. Druker has been a Director of the Company since February 1994. Mr. Druker has been a Managing Director of the investment firm of Questor Management Company since November 1995 and served as the principal responsible for the New York office of the turnaround and financial advisory firm Jay Alix & Associates from October 1992 to October 1995. From 1989 to 1992, Mr. Druker was a partner in the New York office of the Toronto-based merchant bank Gordon Capital. From 1983 to 1989, Mr. Druker served as an investment banker at L. F. Rothschild and in 1985 he became a Managing Director and the head of the Leveraged Buyout Group of that firm. Mr. Druker began his career in 1980 as a corporate finance associate with Goldman Sachs & Co. in New York.

CLASS III DIRECTORS -- TERM EXPIRES 1999

     RANDALL E. CURRAN, Age 42
     Chairman of the Board, President
     and Chief Executive Officer

     Mr. Curran has been a Director of the Company since February 1994 and was elected Chairman of the Board and Chief Executive Officer in February 1995, having previously served as President of the Company from August 1994 and as Executive Vice President and Chief Operating Officer of the Company from February 1994. He also serves as President of Thermadyne Industries, Inc., a position he has held since 1992. From 1986 to 1992, Mr. Curran was Chief Financial Officer of the Company and/or its predecessors. Prior to 1986, Mr. Curran held various executive positions with Cooper Industries, Inc. Mr. Curran presently serves on the board of directors of the Whitfield School.

     TALTON R. EMBRY, Age 50
     Director

     Mr. Embry has been a Director of the Company since February 1994. Mr. Embry has served as Managing Director and Chief Investment Officer of Magten since 1978. From 1968 to 1978, Mr. Embry was a Vice President of Fiduciary Trust Company of New York. Mr. Embry presently serves on the boards of directors of Capsure Holdings, Combined Broadcasting, Inc., Varco International, Inc., Revco Drug Stores, Inc. (of which he is Vice Chairman of the Board), BDK Holdings, Inc. and Anacomp Inc. On September 9, 1993, Mr. Embry and Magten, without admitting or denying the allegations in a complaint by the Commission, consented to the entry of judgments enjoining them from violating (and, in the case of Mr. Embry, aiding and abetting violations of) anti-fraud and other provisions of the Exchange Act, the Investment Advisers Act, and the Investment Company Act. The Commission's complaint alleged principally that Mr. Embry failed to advise clients of certain personal trades relevant to clients' holdings, to obtain certain consents required under applicable law in connection therewith and to comply with certain reporting requirements. The complaint did not involve the securities of the Company. As part of the settlement, Mr. Embry made a $1 million payment for the benefit of certain of Magten's clients.

     JAMES H. TATE, Age 49
     Director, Senior Vice President and Chief Financial Officer

     Mr. Tate has been a Director of the Company since October 1995. He was elected Senior Vice President and Chief Financial Officer in February 1995, having previously served as Vice President of the Company and Vice President and Chief Financial Officer of the Company's subsidiaries since April 1993. Prior to joining the Company, Mr. Tate was employed by the accounting firm of Ernst & Young LLP for eighteen years, the last six of which he was a partner.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Executive, Audit and Compensation and Organization Committees. Their principal functions and the names of the directors currently serving as members of those committees are set forth below.

     The Executive Committee assists and advises management of the Company in conducting the business and affairs of the Company. The Executive Committee may perform other functions delegated to it by the Board of Directors. The Executive Committee met one time last year. The current members of the Executive Committee are Messrs. Moran, Berger, Byrom and Curran (ex-officio).

     The Audit Committee has the power and authority to initiate or review the results of all audits or investigations into the business affairs of the Company and its subsidiaries, and to conduct pre- and post-audit reviews with the Company's management, financial employees and independent auditors. The Audit Committee reviews the Company's quarterly and annual financial statements and reports. The Audit Committee met three times last year. The current members of the Audit Committee are Messrs. Berger, Embry and Druker.

     Subject to the final decision of the Board of Directors, the Compensation and Organization Committee reviews the proposed compensation of the Company's Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Compensation and Organization Committee administers the Company's 1993 Management Option Plan (the "Management Option Plan"), the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"), the Employee Stock Option Plan, the Company's Non-Employee Directors Stock Option Plan (the "Non-Employee Directors Stock Option Plan"), and the Company's other incentive compensation plans. The Compensation and Organization Committee met four times last year. The current members of the Compensation and Organization Committee are Messrs. Embry, Byrom and Moran.

     During the period from January 1, 1996 until December 31, 1996, the Board of Directors met nine times. No incumbent member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which such director served during 1996.

                      EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

     The discussion that follows has been prepared based on the compensation paid or awarded and benefits provided with respect to the periods indicated by the Company and the Company's subsidiaries to executive officers of the Company and the Company's subsidiaries.

     The following table sets forth information in respect of the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for services in all capacities to the Company, its subsidiaries and their predecessors in 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                               ANNUAL COMPENSATION     COMPENSATION
                                               --------------------    ------------
                                                                          AWARDS
                                                                       ------------
                                                                        SECURITIES
                                                                        UNDERLYING      ALL OTHER
                                                SALARY      BONUS        OPTIONS       COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR      ($)         ($)           (#)            ($)(1)
     ---------------------------       ----    --------    --------    ------------    ------------
Randall E. Curran....................  1996     498,921     385,050       91,000          8,008
  Chairman of the Board,               1995     482,919     409,116       65,000          7,728
  President and Chief                  1994     407,550     305,450      200,000          8,330
  Executive Officer(2)
James H. Tate........................  1996     241,012     169,114       36,000          7,403
  Director, Senior Vice                1995     221,454     158,965       20,000          3,991
  President and Chief                  1994     196,381     139,619       38,500          6,364
  Financial Officer(3)
Stephanie N. Josephson...............  1996     129,573      70,208        6,000          6,489
  Vice President, General              1995     100,127      44,760       25,000          3,024
  Counsel and Corporate                1994          --          --           --             --
  Secretary(4)
Thomas C. Drury......................  1996     107,115      53,708        6,000          5,982
  Vice President -- Human              1995      92,557      32,669       25,000          4,160
  Resources(5)                         1994      80,272      20,135           --             --
Robert D. Maddox.....................  1996     113,658      60,055        6,000          6,272
  Vice President and                   1995      98,039      36,556       10,000          4,378
  Controller(6)                        1994      85,483      21,420           --             --

---------------

(1) All other compensation includes group life insurance premiums paid by the Company and contributions made on behalf of the named executive officers to the Company's 401(k) retirement and profit sharing plan. The amount of insurance premiums paid and 401(k) contributions made on behalf of the named executive officers for 1996 are as follows: Mr. Curran, $2,008 and $6,000, respectively; Mr. Tate, $1,403 and $6,000, respectively; Ms. Josephson, $411 and $6,078, respectively; Mr. Drury, $391 and $5,591, respectively; and Mr. Maddox, $255 and $6,017, respectively.

(2) Mr. Curran was elected Chairman of the Board and Chief Executive Officer of the Company effective as of February 23, 1995, having previously served as President of the Company from August 1994 and as Executive Vice President and Chief Operating Officer of the Company from February 1994.

(3) Mr. Tate was elected Senior Vice President and Chief Financial Officer of the Company effective as of February 23, 1995, having previously served as Vice President of the Company and as Chief Financial Officer of the Company's subsidiaries. Mr. Tate was elected as a director of the Company on October 26, 1995.

(4) Ms. Josephson was elected Corporate Counsel and Corporate Secretary of the Company on March 7, 1995, and was elected Vice President and General Counsel of the Company on April 26, 1995.

(5) Mr. Drury was elected Vice President -- Human Resources of the Company on March 7, 1995.

(6) Mr. Maddox was elected Controller of the Company on June 1, 1992, Vice President and Controller of Thermadyne Industries, Inc. on April 1, 1995, and Vice President of the Company on April 18, 1996.

     The following table sets forth certain information related to stock options granted to the named executive officers in 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------
                                   NUMBER OF       PERCENT OF
                                  SECURITIES     TOTAL OPTIONS
                                  UNDERLYING       GRANTED TO     EXERCISE OR                 GRANT DATE
                                    OPTIONS       EMPLOYEES IN    BASE PRICE    EXPIRATION   PRESENT VALUE
             NAME                GRANTED(#)(1)   FISCAL YEAR(%)     ($/SH)         DATE         ($)(2)
             ----                -------------   --------------   -----------   ----------   -------------
Randall E. Curran..............     75,000            22.3           17.00        02/01/06      607,500
                                    15,000             4.5           21.25        04/18/06      156,300
                                     1,000             0.3          20.875        08/21/06        9,960
James H. Tate..................     35,000            10.4           17.00        02/01/06      283,500
                                     1,000             0.3          20.875        08/21/06        9,960
Stephanie N. Josephson.........      5,000             1.5           17.00        02/01/06       40,500
                                     1,000             0.3          20.875        08/21/06        9,960
Thomas C. Drury................      5,000             1.5           17.00        02/01/06       40,500
                                     1,000             0.3          20.875        08/21/06        9,960
Robert D. Maddox...............      5,000             1.5           17.00        02/01/06       40,500
                                     1,000             0.3          20.875        08/21/06        9,960

---------------

(1) The options to purchase Common Stock were granted under the Management Option Plan or the Employee Stock Option Plan and become exercisable in five equal annual installments commencing on the first anniversary of the date of grant. All options become exercisable upon a change of control (as defined). In addition, such options continue to vest after any termination of employment for so long as the optionee is entitled to receive severance benefits under any employment arrangement with the Company. Replacement options may be granted, in the Compensation Committee's sole discretion, if a named executive officer exercises such options using previously owned shares of Common Stock.

(2) The grant date present value of each option grant was determined using a variation of the Black-Scholes option pricing model. The estimated values presented for Mr. Curran are based on the following assumptions made as of the time of grant: an expected dividend yield of 0%; an expected option term of 6 years; volatility of 0.398, 0.387 and 0.378, respectively (based on historical stock price observations just prior to each grant); and a risk-free rate of 5.38%, 6.47% and 6.13%, respectively. The estimated values presented for all other executive officers are based on the following assumptions made as of the time of grant: an expected dividend yield of 0%; an expected option term of 6 years; volatility of 0.398 and 0.378, respectively (based on historical stock price observations just prior to each grant); and a risk-free rate of 5.38% and 6.13%, respectively. The actual value, if any, that an executive officer may realize from the exercise of the options will be the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. See "Executive and Director Compensation -- Fiscal Year-End Option Values."

     The following table provides information related to the number and value of options held by the named executive officers at the end of 1996. The last sales price of Common Stock as reported by The Nasdaq Stock Market on December 30, 1996, the last day of fiscal 1996 on which a trade of Common Stock was reported, was $28 1/2. No named executive officer exercised any options during 1996.

                         FISCAL YEAR-END OPTION VALUES

                                   NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                        UNEXERCISED OPTIONS AT                 IN-THE-MONEY OPTIONS
                                           FISCAL YEAR-END                      AT FISCAL YEAR-END
                                  ----------------------------------    ----------------------------------
              NAME                EXERCISABLE(#)    UNEXERCISABLE(#)    EXERCISABLE($)    UNEXERCISABLE($)
              ----                --------------    ----------------    --------------    ----------------
Randall E. Curran...............     186,333            169,667           3,059,870          2,218,381
James H. Tate...................      29,666             64,834             484,989            806,386
Stephanie N. Josephson..........       5,000             26,000              76,875            372,625
Thomas C. Drury.................       5,000             26,000              76,875            372,625
Robert D. Maddox................       2,000             14,000              31,500            191,125

     On November 1, 1996, the Board of Directors granted options to purchase 1,000 shares of Common Stock to each of Messrs. Byrom, Moran, Berger and Druker pursuant to the Non-Employee Directors Stock Option Plan.

EMPLOYMENT CONTRACTS

     Curran and Tate Employment Agreements. On November 1, 1996, Messrs. Curran and Tate entered into amended and restated employment agreements with the Company and its subsidiaries. Both employment agreements terminate on November 1, 1999; however, such agreements automatically renew for an additional year on each November 1 so that a new three-year term begins upon each extension (unless the agreements are earlier terminated as provided therein). Messrs. Curran and Tate serve in their current executive capacities with the Company as a requirement of their respective employment agreements.

     Messrs. Curran and Tate are entitled to annual base salaries (subject to increase at the Board of Directors' discretion) of $513,400 and $260,175, respectively. In addition, Messrs. Curran and Tate are eligible to participate in an annual bonus plan providing for an annual bonus opportunity of not less than 75% and 65%, respectively, of such executive's base salary. Each executive also is entitled to such benefits as are customarily provided to the executives of the Company and its subsidiaries. Both executives are required to devote all their business time and attention to the business of the Company and its subsidiaries.

     Each employment agreement provides that if the executive's employment ceases as a result of disability or death, he or his estate, heirs or beneficiaries, as the case may be, will continue to receive the executive's then current salary for a period of 18 months from the date of his disability or death. If the executive's employment is terminated by the Company for any reason other than death, disability or for cause (as defined in the employment agreement), or if the executive terminates his employment upon the failure of the Company to comply with the terms of the employment agreement, the executive will continue to receive his then current salary and any other benefits provided by the agreement through the later to occur of the termination date of the agreement or 18 months from the date of termination of the executive's employment.

     Other Employment Related Contracts. In July 1996, the Company entered into Change of Control Agreements with certain officers of the Company, including the named executive officers. The new agreements replaced old agreements that contained substantially similar terms except that the new agreements contain updated compensation and benefits information with respect to the executives. The Change of Control Agreements provide for a payment equal to the greater of
(i) two times such executive's then current annual compensation (as defined) or
(ii) 2.99 times the average of such executive's income as reported to the Internal Revenue Service for the immediately preceding five years and the immediate vesting of all of the executive's unvested stock options upon the termination without cause (as defined) or constructive termination without cause (as defined) of the executive's employment within three years of a change of control (as defined). The amounts payable under the Change of Control Agreements are in lieu of any amounts payable under the employment agreements described above.

     In August 1996, the Company entered into Employment Retention Agreements with certain officers and other employees of the Company, including the named executive officers. These agreements contain restrictive covenants that prohibit the executive from rendering services or advice to, or being employed by, certain specified competitors of the Company for a period of two years after the date of such agreements. As compensation for entering into these agreements and in accordance with the terms thereof, the Company granted to each of the executives stock options to acquire 1,000 shares of Common Stock and must pay them 18 months of severance in the event of their termination by the Company and its subsidiaries during the two-year term of the agreements for any reason other than cause (as defined). The Employment Retention Agreements supplement the Change of Control Agreements between the Company and each of the executives and the executive employment agreements between the Company and each of Messrs. Curran and Tate, and the payments required under the Employment Retention Agreements are in addition to, and not in lieu of, any payments contemplated by such other agreements.

COMPENSATION OF DIRECTORS

     Other than Messrs. Curran and Tate, each director of the Company receives a $12,000 annual retainer plus a $1,000 fee for each regular meeting of the Board of Directors attended and a $500 fee for each meeting of a board committee attended (other than meetings of the Executive Committee, for which members of the committee other than Mr. Moran, will receive a fee of $750). In addition to those fees, Mr. Moran, as the Chairman of the Executive Committee, received aggregate compensation of $60,000 for services he provided during the twelve-month period ending February 28, 1997. For the period ending February 28, 1998, Mr. Moran is expected to receive aggregated compensation of $60,000 for services to be provided by him in his capacity as Chairman of the Executive Committee during such period. Directors also are reimbursed for all reasonable travel and other expenses of attending meetings of the Board of Directors or committees of the Board of Directors.

             REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  Overview

     The Compensation and Organization Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing the Company's compensation arrangements with the Company's senior executive officers. The Compensation Committee believes that all executive officers of the Company, including the Chief Executive Officer, should be compensated on a competitive basis with other manufacturing companies of comparable size in sales and earnings. Executive compensation consists of base salary, the opportunity for annual cash bonuses based on the Company's financial performance and on the individual performance of the executive officers, equity-based compensation in the form of stock options and the opportunity to participate in a Company-wide stock purchase program and other customary fringe benefits. The goal of the Compensation Committee is to establish a total compensation program that provides base salaries in a competitive range, bonus opportunities that will reward above-average performance with above-average pay, and equity-based incentives designed to enhance the profitable growth of the Company and the value of its Common Stock and align management and shareholder interests.

     In April 1996, an outside executive compensation consultant was engaged to evaluate the Company's compensation programs for the senior executive officers and the senior operating management of the Company (the "1996 Compensation Evaluation"). At the direction of the Compensation Committee, the 1996 Compensation Evaluation included a study of the Company's compensation programs (i.e., the type and mix of compensatory elements such as salary, bonus and equity-based awards) and the level of compensation paid by the Company compared to the Company's recent financial performance and the compensation levels and methods of compensation generally used by manufacturing and durable goods companies as well as an industry peer group. The 1996 Compensation Evaluation also included an analysis of long-term incentive plan alternatives for the Compensation Committee to consider in structuring the Company's executive compensation plan.

  Compensation Practices

     For 1996, the executive officers of the Company other than Messrs. Curran and Tate received base salaries in accordance with recommendations of the Compensation Committee. The employment agreements with Messrs. Curran and Tate (which agreements were amended and restated in November 1996) established their 1996 base salaries and provided for their participation in an annual bonus plan. In April 1996, the Compensation Committee approved increases in the base salaries payable to certain executive officers, including an increase of $30,000 for Mr. Tate. These increases were approved as a result of the Compensation Committee's review of the 1996 Compensation Evaluation and reflected the Compensation Committee's desire to maintain a competitive salary structure for the Company's executive officers compared to salaries paid to similarly situated executive officers of the Company's industry peers. The Compensation Committee did not increase Mr. Curran's base salary for 1996. However, in 1996 it did grant Mr. Curran an additional stock option to purchase 15,000 shares of Common Stock. The Compensation Committee approved the special stock option grant in recognition of Mr. Curran's performance as Chief Executive Officer of the Company. In determining the amount of the stock option grant, the Compensation Committee took into consideration the 1996 Compensation Evaluation which indicated that Mr. Curran's total beneficial ownership of capital stock of the Company plus potential ownership from options then held by Mr. Curran was below the peer group median for chief executive officers.

     For 1996, the Company continued its previously established management bonus plans: the Executive Incentive Plan (the "Incentive Plan") and the President's Award Plan (the "President's Award Plan"). The Incentive Plan provides bonus opportunities based on the Company's actual performance in consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) and cash flow from operations compared to planned goals. Participants are eligible to receive a bonus, expressed as a percentage of base salary, with the amount of the bonus opportunity varying with the relative responsibilities of the participants. Under the Incentive Plan, if the established goals are met, the participant is entitled to receive 70% of the bonus opportunity, with the remaining 30% available to be granted at the Chief Executive Officer's discretion. For fiscal 1996, the Company achieved its planned financial goals. Based on that performance, Mr. Curran recommended, and the Compensation Committee approved, the award to substantially all the plan participants of the maximum bonuses for which they were eligible under the Incentive Plan.

     Under the President's Award Plan, if the Company, as a whole, meets its goals under the Incentive Plan, participants are eligible to earn additional bonuses of up to 50% of the participant's maximum potential award under the Incentive Plan based on the EBITDA and operating cash flow performance of the particular operating unit to which the participant is assigned. The amount of the available bonus under the President's Award Plan is based on a sliding scale that takes into account the operating group's performance above the established Incentive Plan financial goals for such operating group; accordingly, bonuses under the President's Award Plan will be awarded only if the performance of an employee's operating group exceeds the financial goals established for such operating group under the Incentive Plan. The President's Award Plan is intended to provide a direct link between incentive compensation and those elements of the Company's financial performance over which a participant has significant control. For 1996, no bonuses were paid under the President's Award Plan.

     The Company provides long-term compensation to its executive officers solely through the grant of stock options under the Management Option Plan and the Employee Stock Option Plan. During 1996, the Compensation Committee awarded options to acquire an aggregate of 145,000 shares of Common Stock to its executive officers (including the named executive officers) pursuant to the Management Option Plan and the Employee Stock Option Plan. In determining the size of each stock option grant, the Compensation Committee took into account the number of shares held by such executive, the 1996 Compensation Evaluation which provided a comparison of such grants made by other comparable companies to their executive officers, and, with respect to options for all executive officers other than the Chief Executive Officer, recommendations by Mr. Curran. Specifically, in establishing the total amount of Mr. Curran's option grants during 1996, the Compensation Committee took into consideration Mr. Curran's performance as Chief Executive Officer, the availability of options under the Management Option Plan and the Employee Stock Option Plan, and the 1996 Compensation Evaluation which indicated that Mr. Curran's total beneficial ownership of capital stock of the Company plus potential ownership from options then held by Mr. Curran was below the peer group median for chief executive officers.

     In February 1997, the Company amended the Employee Stock Option Plan to expressly provide for the grant of replacement options, in the Compensation Committee's sole discretion, if an option holder exercises an option using previously owned shares of Common Stock. A replacement option, if granted, is subject to specific terms and conditions set forth in the Employee Stock Option Plan. For example, the number of shares underlying a replacement option cannot exceed the number of previously owned shares of Common Stock used to exercise the original option. In addition, the replacement option must have an exercise price equal to the fair market value of the Common Stock on the date of exercise and cannot have an option term longer than the remaining option term of the original option. The purpose of this amendment is to maintain equity-ownership level as for certain executives who otherwise would decrease their holdings in the Common Stock through such method of exercise. In exercising its discretion, the Compensation Committee has amended several outstanding stock option grants under the Management Option Plan and the Employee Stock Option Plan, including all outstanding grants held by the named executive officers, to provide for the grant of replacement options if the option holder exercises such option using previously owned shares of Common Stock.

     The Stock Purchase Plan, adopted in 1994, is intended to encourage the Company's executive officers and all other employees to increase their personal investments in the Common Stock, which is consistent with the Compensation Committee's goal of aligning management and shareholder interests. During 1996, the Compensation Committee changed the year end for the Stock Purchase Plan to December 31 and extended the term of the Stock Purchase Plan through December 31, 1997.

     During 1996, the Compensation Committee approved the Company's entering into Change of Control Agreements with certain officers of the Company, including the named executive officers. The new agreements replaced old agreements that contained substantially similar terms except that the new agreements contain updated compensation and benefits information with respect to the executives. The Change of Control Agreements are intended to provide to each executive a payment equal to the greater of (i) two times such executive's then current annual compensation (as defined) or (ii) 2.99 times the average of such executive's income as reported to the Internal Revenue Service for the immediately preceding five years and the immediate vesting of all of the executive's unvested stock options upon the termination without cause (as defined) or constructive termination without cause (as defined) of the executive's employment within three years of a change of control (as defined).

  Tax Considerations

     In formulating its compensation policies, the Compensation Committee considers the relevant provisions, including Section 162(m), of the Internal Revenue Code of 1986, as amended (the "Code"), that limit the deductibility of certain executive compensation and the consequences to the Company if the compensation paid to the Company's executive officers is not deductible.

                                TALTON R. EMBRY
                                CHARLES F. MORAN
                               FLETCHER L. BYROM

CORPORATE PERFORMANCE

     The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market Index and the Standard & Poor's Midcap 400 Manufacturing (Specialized Industries) Index (the "S&P Midcap 400 Mfg Index") for the period from May 13, 1994 to December 31, 1996. The comparison assumes $100 was invested on May 13, 1994 in the Common Stock, the Nasdaq Stock Market Index, and the S&P Midcap 400 Mfg Index, and assumes compounded daily returns with reinvestment of dividends.

             COMPARISON OF TOTAL CUMULATIVE RETURN AMONG THERMADYNE HOLDINGS CORPORATION, THE NASDAQ STOCK MARKET INDEX (U.S. COMPANIES),
                        AND THE S&P MIDCAP 400 MFG INDEX

                                                                             THERMADYNE
        MEASUREMENT PERIOD            NASDAQ STOCK      S&P MIDCAP 400        HOLDINGS
      (FISCAL YEAR COVERED)           MARKET INDEX         MFG INDEX         CORPORATION
5/13/94                                        100.00             100.00             100.00
12/30/94                                       105.77             111.24              91.67
12/29/95                                       149.59             135.05             142.16
12/31/96                                       183.99             171.00             223.53

     The Company has been informed by Standard & Poor's that the S&P Midcap 400 Mfg Index has been reconstituted as of July 1996. Consequently, certain historical information presented above for such index differs from the information for the same period appearing in the Company's 1996 Notice of Annual Meeting of Shareholders. The stock price performance depicted in the above graph is not necessarily indicative of future price performance.

                               PROPOSAL TO AMEND
                      THE THERMADYNE HOLDINGS CORPORATION
                           EMPLOYEE STOCK OPTION PLAN

BACKGROUND AND PURPOSE

     At its meeting on October 26, 1995, the Board of Directors of the Company adopted the Employee Stock Option Plan and directed that the Employee Stock Option Plan be submitted to the shareholders for their approval. The Employee Stock Option Plan was subsequently approved at the Company's 1996 Annual Meeting of Shareholders. The Employee Stock Option Plan is intended to provide a means by which employees can acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company. The Employee Stock Option Plan is intended also to encourage shareholder perspectives through employee stock ownership and to assist the Company in attracting new employees and retaining existing employees. Generally, all full-time employees (including any officer) of the Company and its subsidiaries are eligible to receive awards under the Employee Stock Option Plan.

AMENDMENT TO INCREASE THE NUMBER OF ELIGIBLE SHARES

     The Employee Stock Option Plan provides for the granting of stock options, including incentive stock options, pursuant to award agreements to purchase shares of Common Stock. The Compensation Committee may in its discretion grant awards under the Employee Stock Option Plan to any full-time employee (including any officer) of the Company or any subsidiary thereof. Subject to adjustment for certain changes in the capital structure of the Company, the aggregate number of shares of Common Stock currently reserved for issuance pursuant to the Employee Stock Option Plan is 300,000. The Board of Directors has approved an amendment to the Employee Stock Option Plan, subject to the approval of the shareholders of the Company, whereby the number of shares of Common Stock available and reserved for issuance pursuant thereto would be increased to 800,000 in the aggregate (the "Plan Amendment"). As of December 31, 1996, options to purchase 203,000 shares of Common Stock had been awarded pursuant to the Employee Stock Option Plan. On February 5, 1997, the Compensation Committee granted options (the "February 1997 Grants") to purchase an additional 137,200 shares of Common Stock to executive officers and other employees of the Company pursuant to the Employee Stock Option Plan. The options granted to Messrs. Curran and Tate as part of the February 1997 Grants were granted subject to the approval by the shareholders of the Company of the Plan Amendment.

     The following table provides additional information related to certain of the February 1997 Grants which were granted subject to shareholder approval of the Plan Amendment. If the Plan Amendment is approved by the shareholders of the Company, the executive officers of the Company will be eligible to receive additional option grants in the future under the Employee Stock Option Plan, subject to certain restrictions set forth in the Employee Stock Option Plan.

                               NEW PLAN BENEFITS

                     NAME AND POSITION                        NUMBER OF UNITS(1)
                     -----------------                        ------------------
Randall E. Curran...........................................        30,600
James H. Tate...............................................        27,000

---------------

(1) All such options were granted at fair market value on the date of grant.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE THERMADYNE HOLDINGS CORPORATION EMPLOYEE STOCK OPTION PLAN.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by the Commission to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers and directors were complied with for the year ended December 31, 1996. No shareholder holding more than 10% of the Common Stock filed a Form 5 for 1996.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy to vote in accordance with their judgment on such matters.

                              VOTING REQUIREMENTS

     With regard to the Proposal for the Election of Directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under Delaware law, broker non-votes (as explained below) will have no effect on the outcome of the election of directors. In general, a broker who holds securities in street name has limited authority to vote on matters submitted at a shareholders meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the "NASD") to vote on specific matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a "non-vote" on particular matters. For purposes of Delaware law, a broker non-vote is counted as present for quorum purposes, but is generally excluded entirely from determining whether a particular matter has been approved. Typically, however, brokers are permitted by the NASD to vote for the election of directors without instructions from the beneficial owner.

     With regard to the Proposal to Amend the Employee Stock Option Plan, votes may be cast for or against the proposed amendment, or shareholders may abstain from voting on such matter. Approval of the proposed amendment requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of the proposed amendment and, under Delaware law, broker non-votes will have no effect on the outcome.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the attorneys-in-fact named in the proxy FOR the election of the director nominees recommended by the Board of Directors, FOR the approval of the amendment to the Employee Stock Option Plan, and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

                 SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any shareholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     As described more fully in the Company's Bylaws, a shareholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the shareholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) as to the shareholder giving the notice (A) the name and address of such shareholder as it appears on the Company's books and (B) the class and number of shares of the Company that are owned of record by such shareholder.

     Pursuant to the Company's Bylaws, to be timely, notice of persons to be nominated by a shareholder as a director at an annual meeting of shareholders must be received at the principal executive offices of the Company not less than 75 days before the first anniversary of the preceding year's annual meeting. The obligation of shareholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules if the shareholder intends to solicit proxies in favor of the election of its nominee(s).

                              INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 1996, and it is expected they will be reappointed by the Board of Directors to serve in that capacity again for the fiscal year ending December 31, 1997. No member of Ernst & Young LLP or any of its associates has any financial interest in the Company or its affiliates. It is anticipated that a representative of Ernst & Young LLP will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of Ernst & Young LLP, if desired.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals to be included in the Proxy Statement relating to the 1998 Annual Meeting of Shareholders of the Company must be received by no later than February 8, 1998 at the Company's principal executive offices, 101 South Hanley Road, Suite 300, St. Louis, Missouri 63105, Attention: Corporate Secretary. Shareholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws. The Company will furnish copies of such Bylaw provisions upon written request to the Corporate Secretary of the Company at the aforementioned address.

                           AVAILABILITY OF FORM 10-K

     The Company will provide to any shareholder, without charge, upon written request of such shareholder, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission. Such requests should be addressed to the Company's principal executive offices, 101 South Hanley Road, Suite 300, St. Louis, Missouri, 63105, Attention: Investor Relations.

     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

                                            STEPHANIE N. JOSEPHSON
                                            Corporate Secretary

March 20, 1997

                                 DETACH HERE

P
R
O
X
Y

                       THERMADYNE HOLDINGS CORPORATION
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       THERMADYNE HOLDINGS CORPORATION
     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 1997


        The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints Randall E. Curran, James H. Tate or Stephanie N. Josephson, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting of Shareholders of Thermadyne Holdings Corporation (the "Company") to be held on April 24, 1997 (the "Annual Meeting"), or at any adjournment thereof, all shares of voting stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse of this card and in their discretion upon such other business as may properly come before the Annual Meeting or at any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES AND FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE AND RESERVED FOR DELIVERY PURSUANT TO THE COMPANY'S
1996 EMPLOYEE STOCK OPTION PLAN FROM 300,000 TO 800,000. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE DIRECTOR NOMINEES AND FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE AND RESERVED FOR DELIVERY PURSUANT TO THE COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN FROM 300,000 TO 800,000.

     CONTINUED AND TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.

                                 DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


    1.  ELECTION OF DIRECTORS

                               FLETCHER L. BYROM
                               CHARLES F. MORAN

         FOR BOTH NOMINEES   [ ]                 WITHHOLD AUTHORITY  [ ]
       (EXCEPT AS INDICATED                       FOR BOTH NOMINEES
         IN SPACE BELOW)


       ----------------------------------------------------------------------
            (To withhold authority to vote for any individual nominee, print the nominee's name above.)

    2. PROPOSAL TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE AND RESERVED FOR DELIVERY PURSUANT TO THE COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN FROM 300,000 TO 800,000.

              FOR               AGAINST               ABSTAIN
              [ ]                 [ ]                   [ ]


   3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF.


                                      MARK HERE   [ ]        MARK HERE   [ ]
                                     FOR ADDRESS            IF YOU PLAN
                                      CHANGE AND             TO ATTEND
                                     NOTE AT LEFT           THE MEETING


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.

Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                                               Date:
          ---------------------------------------------        -------------

Signature:                                               Date:
          ---------------------------------------------        -------------